POWER OF ATTORNEY


          KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints W. Richard Roth and Suzy Papazian, and each of them, his true and lawful attorney-in-fact to:

          (a)	execute for and on behalf of the undersigned, in the undersigned's capacity as an officer, director, and/or 10% stockholder of SJW Corp. (the "Company"), any and all Form 3, 4, and 5 reports in accordance with Section
16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

          (b)	do and perform any and all acts for and on behalf of the
undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5 report and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

          (c)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned, pursuant to this Power of Attorney, shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his or her discretion.

          The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

          This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Form 3, 4, and 5 reports with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 20th day of August, 2008.

                                 /s/ David A. Green
                                 _______________________
                                 Signature


                                 David A. Green
                                 Print Name

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                                 ACKNOWLEDGMENT


STATE OF CALIFORNIA

COUNTY OF SANTA CLARA



	On August 20, 2008 before me, Dianna Devine, Notary Public, personally appeared
David A. Green, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

	WITNESS my hand and official seal.



                                       /s/ Dianna Devine
                                       Notary Public, Commission No. 1717843




                                       My Commission Expires: January 16,
2011